Exhibit 32.1

Certification Pursuant to

18 U.S.C. Section 1350,

As Adopted Pursuant to Section 906

Of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Casual Male Retail Group, Inc. 401(k) Salaried Saving Plan on Form 11-K for the period ending December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”). I, David A. Levin, President of Casual Male Retail Group, Inc., the Plan Administer, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial conditions and results of operations of the Company to the best of my knowledge.

A signed original of this written statement required by Section 906 has been to Casual Male Retail group, Inc. and will be retained by Casual Male Retail Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

June 28, 2005	By:	/s/ David A. Levin
President of Casual Male Retail Group, Inc., the Plan Administer